UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2019
____________________

REKOR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38338	81-5266334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7172 Columbia Gateway Drive, Suite 400, Columbia, MD 21046
(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code: (410) 762-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REKR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On August 7, 2019, Rekor Systems, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). An aggregate of 11,715,963 shares held by holders of the Company’s voting stock, constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting, as set forth in the Definitive Proxy Statement, filed with the Securities and Exchange Commission on June 28, 2019, are as follows:

Proposal 1: At the Annual Meeting, the terms of all eight (8) members of the Board of Directors expired. All of the eight nominees for director were re-elected to serve until the next annual meeting of shareholders and until their successors are named and qualified, or until their earlier resignation or removal. The result of the votes to elect the eight directors was as follows:

Directors	For	Withheld	Broker Non-Votes
James K. McCarthy	11,361,316	354,647	-
Robert Berman	11,363,341	352,622	-
Dr. Richard Nathan	11,361,441	354,522	-
Glenn Goord	11,361,353	354,610	-
Paul A. de Bary	11,350,983	364,980	-
Christine J. Harada	11,339,858	376,105	-
David P. Hanlon	11,361,417	354,546	-
Steven D. Croxton	11,361,373	354,590	-

Proposal 2: At the Annual Meeting, the shareholders ratified the appointment of Friedman LLP as our independent public accountant for the fiscal year ending December 31, 2019. The result of the votes to approve Friedman LLP was as follows:

For	Against	Abstain	Broker Non-Vote
11,399,190	349,199	1,313	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REKOR SYSTEMS, INC.

Date: August 9, 2019	/s/ Robert A. Berman
Name: Robert A. Berman Title: President and Chief Executive Officer